EXHIBIT 1.01

PACCAR Inc Conflict Minerals Report for Calendar Year 2020

PACCAR Inc (“PACCAR”) has prepared this report in accordance with Rule 13p-1 under the Securities Exchange Act of 1934 (“Rule 13p-1”), which implements the requirements of the Dodd-Frank Wall Street Reform and Consumer Protection Act of 2010 for disclosure by registrants concerning the use of Conflict Minerals (gold, tin, tungsten or tantalum) in their products.

PACCAR Products

PACCAR manufactures commercial vehicles sold worldwide under the Kenworth, Peterbilt and DAF nameplates, and industrial winches sold under the Braden, Carco and Gearmatic nameplates. Additional information regarding these products may be found at PACCAR.com and in PACCAR’s 2020 Form 10-K.

Management Systems and Due Diligence

PACCAR formed a committee to lead its Conflict Minerals efforts. The committee reviewed the requirements of Rule 13p-1, and developed a plan for complying with its requirements, which included initiating best practices benchmarking with other original equipment manufacturers (OEMs) and key suppliers, and developing internal structures to support the development and implementation of those efforts.

PACCAR has informed its suppliers of its commitment to complying with Rule 13p-1’s requirements concerning Conflict Minerals and to implementing a due diligence process, based on the Organization for Economic Cooperation and Development (OECD) Due Diligence Guidance for Responsible Supply Chains of Minerals from Conflict-Affected and High-Risk Areas: Second Edition (OECD 2013), to mitigate the risk of inclusion in its products of Conflict Minerals that are not Conflict Free. A copy of PACCAR’s Conflict Minerals Policy can be found at PACCAR.com at the following link: https://www.paccar.com/about-us/environmental-social-and-governance/social/.

After determining that Conflict Minerals were necessary to the production or function of its products, PACCAR conducted a reasonable country of origin inquiry (RCOI) and, as necessary, further due diligence, to determine if any Conflict Minerals contained in its products originated in the Democratic Republic of the Congo or adjoining countries (the “Conflict Area”), or were from recycled or scrap sources. The inquiry and due diligence included the following steps:

PACCAR transmitted a notice to approximately 350 of its largest (more than $2 million of purchases) production suppliers worldwide, which represented approximately 98% of PACCAR global production purchases, informing them of the need to complete the RCOI in 2020 to meet Rule 13p-1. PACCAR also posted the notice on its purchasing website and supplier portal.

PACCAR adopted the RCOI approach developed through the efforts of the Automotive Industry Action Group (AIAG), and utilized the template developed by the Responsible Minerals Initiative (RMI) and the Global e-Sustainability Initiative (GeSI) referred to as the Conflict Minerals Reporting Template (CMRT). To increase consistency and minimize duplicate efforts in the reports requested from suppliers, PACCAR is registered and uses the i-POINT Conflict Minerals Platform (iPCMP) to conduct its RCOI with its suppliers and to report conflict mineral information using the CMRT. iPCMP is endorsed by the AIAG and many automotive OEMs, and is used by their Tier 1 suppliers, many of whom also supply the commercial vehicle and capital goods markets. iPCMP software interprets the responses provided by the suppliers and flags missing information or areas of concern where additional due diligence may be required. The RCOI process requests the names of smelters and refiners used by suppliers to source the Conflict Minerals and provides periodic updates to the database of compliant CFS smelters. PACCAR issued RCOI requests to the approximately 350 production suppliers described above using the iPCMP tool and CMRT.

For the period from January 1 through December 31, 2020, PACCAR received responses from suppliers representing 91.1% of the total cost of its production purchases. This response rate exceeds 90%, consistent with the last three years (93.9% in 2019, 94.5% in 2018, 93% in 2017, 88% in 2016, 86% in 2015, 84% in 2014 and 73% in 2013) and reflects the significant communication efforts expended globally to receive the highest response rate possible, despite recent industry disruptions and supplier shutdowns caused by the coronavirus pandemic. The company’s global supply chain is extensive with multiple layers of suppliers and manufacturers between PACCAR and the smelters/refiners. PACCAR does not have a direct supplier relationship with the smelters/refiners. We rely on our direct production suppliers to provide information as to the origin of any Conflict Minerals contained in parts and components supplied to us. These suppliers, in turn, were dependent on their own suppliers for information as to locations of smelters and mines used to produce Conflict Minerals in their products. The majority of our suppliers have provided a company-level CMRT response which does not identify the smelters/refiners used for particular parts/components or business customers. From the responses received from its suppliers to date, PACCAR has not been able to fully determine the specific mines and smelters that processed the Conflict Minerals used in its products, or if the minerals are sourced from a recycler or scrap supplier.

Based on the information provided by our suppliers, we believe the smelters and refiners listed in Annex I of this Conflict Minerals report may have been used to process/produce 3TG minerals contained in PACCAR products. The total number of smelters and refiners listed in Annex I has increased 4% over the prior year, with all categories of Conflict Minerals reflecting an increase from the prior year.

Activity since Year End 2020

PACCAR continues to work with our suppliers, utilizing the processes described above, to identify the sources of Conflict Minerals in its products. The use of iPCMP software helps PACCAR perform due diligence by identifying high risk RCOI reporting and information missing from supplier CMRT responses. Issues flagged provide the focus for additional due diligence or risk mitigation activities with a select group of suppliers. PACCAR will continue to work with its suppliers to develop an approach, consistent with OECD guidance, to identify Conflict Minerals sourced from the Conflict Area, and take reasonable steps to avoid their inclusion in its supply chain unless they are certified as conflict-free.

Annex I - 2020 PACCAR Supplier Smelter List

Mineral	Smelter Name	Smelter Country	Smelter ID#
Gold (Au)	8853 S.p.A.	ITALY	CID002763
Gold (Au)	Abington Reldan Metals, LLC	UNITED STATES OF AMERICA	CID002708
Gold (Au)	Advanced Chemical Company	UNITED STATES OF AMERICA	CID000015
Gold (Au)	African Gold Refinery	UGANDA	CID003185
Gold (Au)	Aida Chemical Industries Co., Ltd.	JAPAN	CID000019
Gold (Au)	Aktyubinsk	RUSSIAN FEDERATION	CID000028
Gold (Au)	Al Etihad Gold Refinery DMCC	UNITED ARAB EMIRATES	CID002560
Gold (Au)	Alexy Metals	UNITED STATES OF AMERICA	CID003500
Gold (Au)	Allgemeine Gold-und Silberscheideanstalt A.G.	GERMANY	CID000035
Gold (Au)	Almalyk Mining and Metallurgical Complex (AMMC)	UZBEKISTAN	CID000041
Gold (Au)	AngloGold Ashanti Corrego do Sitio Mineracao	BRAZIL	CID000058
Gold (Au)	Argor-Heraeus S.A.	SWITZERLAND	CID000077
Gold (Au)	Asahi Pretec Corp.	JAPAN	CID000082
Gold (Au)	Asahi Refining Canada Ltd.	CANADA	CID000924
Gold (Au)	Asahi Refining USA Inc.	UNITED STATES OF AMERICA	CID000920
Gold (Au)	Asaka Riken Co., Ltd.	JAPAN	CID000090
Gold (Au)	Atasay Kuyumculuk Sanayi Ve Ticaret A.S.	TURKEY	CID000103
Gold (Au)	AU Traders and Refiners	SOUTH AFRICA	CID002850
Gold (Au)	Augmont Enterprises Private Limited	INDIA	CID003461
Gold (Au)	AURA-II	UNITED STATES OF AMERICA	CID002851
Gold (Au)	Aurubis AG	GERMANY	CID000113
Gold (Au)	Bangalore Refinery	INDIA	CID002863
Gold (Au)	Bangko Sentral ng Pilipinas (Central Bank of the Philippines)	PHILIPPINES	CID000128
Gold (Au)	Boliden AB	SWEDEN	CID000157
Gold (Au)	C. Hafner GmbH + Co. KG	GERMANY	CID000176
Gold (Au)	C.I Metales Procesados Industriales SAS	COLOMBIA	CID003421
Gold (Au)	Caridad	MEXICO	CID000180
Gold (Au)	CCR Refinery - Glencore Canada Corporation	CANADA	CID000185
Gold (Au)	Cendres + Metaux S.A.	SWITZERLAND	CID000189
Gold (Au)	CGR Metalloys Pvt Ltd.	INDIA	CID003382
Gold (Au)	Chimet S.p.A.	ITALY	CID000233
Gold (Au)	Chugai Mining	JAPAN	CID000264
Gold (Au)	Daejin Indus Co., Ltd.	KOREA, REPUBLIC OF	CID000328
Gold (Au)	Daye Non-Ferrous Metals Mining Ltd.	CHINA	CID000343
Gold (Au)	Degussa Sonne / Mond Goldhandel GmbH	GERMANY	CID002867
Gold (Au)	Dijllah Gold Refinery FZC	UNITED ARAB EMIRATES	CID003348
Gold (Au)	DODUCO Contacts and Refining GmbH	GERMANY	CID000362
Gold (Au)	Dowa	JAPAN	CID000401
Gold (Au)	DS PRETECH Co., Ltd.	KOREA, REPUBLIC OF	CID003195
Gold (Au)	DSC (Do Sung Corporation)	KOREA, REPUBLIC OF	CID000359
Gold (Au)	Eco-System Recycling Co., Ltd.	JAPAN	CID000425
Gold (Au)	Eco-System Recycling Co., Ltd. West Plant	JAPAN	CID003425
Gold (Au)	Elemetal Refining, LLC	UNITED STATES OF AMERICA	CID001322
Gold (Au)	Emirates Gold DMCC	UNITED ARAB EMIRATES	CID002561
Gold (Au)	Fidelity Printers and Refiners Ltd.	ZIMBABWE	CID002515
Gold (Au)	Fujairah Gold FZC	UNITED ARAB EMIRATES	CID002584
Gold (Au)	GCC Gujrat Gold Centre Pvt. Ltd.	INDIA	CID002852
Gold (Au)	Geib Refining Corporation	UNITED STATES OF AMERICA	CID002459
Gold (Au)	Gold Coast Refinery	GHANA	CID003186
Gold (Au)	Gold Refinery of Zijin Mining Group Co., Ltd.	CHINA	CID002243
Gold (Au)	Great Wall Precious Metals Co., Ltd. of CBPM	CHINA	CID001909
Gold (Au)	Guangdong Jinding Gold Limited	CHINA	CID002312
Gold (Au)	Guoda Safina High-Tech Environmental Refinery Co., Ltd.	CHINA	CID000651
Gold (Au)	Hangzhou Fuchunjiang Smelting Co., Ltd.	CHINA	CID000671
Gold (Au)	HeeSung Metal Ltd.	KOREA, REPUBLIC OF	CID000689
Gold (Au)	Heimerle + Meule GmbH	GERMANY	CID000694
Gold (Au)	Henan Yuguang Gold & Lead Co., Ltd.	CN	CID002519
Gold (Au)	Heraeus Metals Hong Kong Ltd.	CHINA	CID000707
Gold (Au)	Heraeus Precious Metals GmbH & Co. KG	GERMANY	CID000711
Gold (Au)	Hunan Chenzhou Mining Co., Ltd.	CHINA	CID000767
Gold (Au)	Hunan Guiyang yinxing Nonferrous Smelting Co., Ltd.	CHINA	CID000773
Gold (Au)	Inner Mongolia Qiankun Gold and Silver Refinery Share Co., Ltd.	CHINA	CID000801
Gold (Au)	International Precious Metal Refiners	UNITED ARAB EMIRATES	CID002562
Gold (Au)	Ishifuku Metal Industry Co., Ltd.	JAPAN	CID000807
Gold (Au)	Istanbul Gold Refinery	TURKEY	CID000814
Gold (Au)	Italpreziosi	ITALY	CID002765
Gold (Au)	JALAN & Company	INDIA	CID002893
Gold (Au)	Japan Mint	JAPAN	CID000823
Gold (Au)	Jiangxi Copper Co., Ltd.	CHINA	CID000855
Gold (Au)	JSC Ekaterinburg Non-Ferrous Metal Processing Plant	RUSSIAN FEDERATION	CID000927
Gold (Au)	JSC Uralelectromed	RUSSIAN FEDERATION	CID000929
Gold (Au)	JX Nippon Mining & Metals Co., Ltd.	JAPAN	CID000937
Gold (Au)	K.A. Rasmussen	NORWAY	CID003497
Gold (Au)	Kaloti Precious Metals	UNITED ARAB EMIRATES	CID002563
Gold (Au)	Kazakhmys Smelting LLC	KAZAKHSTAN	CID000956
Gold (Au)	Kazzinc	KAZAKHSTAN	CID000957
Gold (Au)	Kennecott Utah Copper LLC	UNITED STATES OF AMERICA	CID000969
Gold (Au)	KGHM Polska Miedz Spolka Akcyjna	POLAND	CID002511
Gold (Au)	Kojima Chemicals Co., Ltd.	JAPAN	CID000981
Gold (Au)	Korea Metal Co., Ltd.	KOREA, REPUBLIC OF	CID000988
Gold (Au)	Korea Zinc Co., Ltd.	KOREA, REPUBLIC OF	CID002605
Gold (Au)	Kundan Care Products Ltd.	INDIA	CID003463
Gold (Au)	Kyrgyzaltyn JSC	KYRGYZSTAN	CID001029
Gold (Au)	Kyshtym Copper-Electrolytic Plant ZAO	RUSSIAN FEDERATION	CID002865

Annex I - 2020 PACCAR Supplier Smelter List

Mineral	Smelter Name	Smelter Country	Smelter ID#
Gold (Au)	L’azurde Company For Jewelry	SAUDI ARABIA	CID001032
Gold (Au)	Lingbao Gold Co., Ltd.	CHINA	CID001056
Gold (Au)	Lingbao Jinyuan Tonghui Refinery Co., Ltd.	CHINA	CID001058
Gold (Au)	L’Orfebre S.A.	ANDORRA	CID002762
Gold (Au)	LS-NIKKO Copper Inc.	KOREA, REPUBLIC OF	CID001078
Gold (Au)	Luoyang Zijin Yinhui Gold Refinery Co., Ltd.	CHINA	CID001093
Gold (Au)	Marsam Metals	BRAZIL	CID002606
Gold (Au)	Materion	UNITED STATES OF AMERICA	CID001113
Gold (Au)	Matsuda Sangyo Co., Ltd.	JAPAN	CID001119
Gold (Au)	Metal Concentrators SA (Pty) Ltd.	SOUTH AFRICA	CID003575
Gold (Au)	Metalor Technologies (Hong Kong) Ltd.	CHINA	CID001149
Gold (Au)	Metalor Technologies (Singapore) Pte., Ltd.	SINGAPORE	CID001152
Gold (Au)	Metalor Technologies (Suzhou) Ltd.	CHINA	CID001147
Gold (Au)	Metalor Technologies S.A.	SWITZERLAND	CID001153
Gold (Au)	Metalor USA Refining Corporation	UNITED STATES OF AMERICA	CID001157
Gold (Au)	Metalurgica Met-Mex Penoles S.A. De C.V.	MEXICO	CID001161
Gold (Au)	Mitsubishi Materials Corporation	JAPAN	CID001188
Gold (Au)	Mitsui Mining and Smelting Co., Ltd.	JAPAN	CID001193
Gold (Au)	MMTC-PAMP India Pvt., Ltd.	INDIA	CID002509
Gold (Au)	Modeltech Sdn Bhd	MALAYSIA	CID002857
Gold (Au)	Morris and Watson	NEW ZEALAND	CID002282
Gold (Au)	Morris and Watson Gold Coast	AUSTRALIA	CID002866
Gold (Au)	Moscow Special Alloys Processing Plant	RUSSIAN FEDERATION	CID001204
Gold (Au)	Nadir Metal Rafineri San. Ve Tic. A.S.	TURKEY	CID001220
Gold (Au)	Navoi Mining and Metallurgical Combinat	UZBEKISTAN	CID001236
Gold (Au)	NH Recytech Company	KOREA, REPUBLIC OF	CID003189
Gold (Au)	Nihon Material Co., Ltd.	JAPAN	CID001259
Gold (Au)	Ogussa Osterreichische Gold- und Silber-Scheideanstalt GmbH	AUSTRIA	CID002779
Gold (Au)	Ohura Precious Metal Industry Co., Ltd.	JAPAN	CID001325
Gold (Au)	OJSC “The Gulidov Krasnoyarsk Non-Ferrous Metals Plant” (OJSC Krastsvetmet)	RUSSIAN FEDERATION	CID001326
Gold (Au)	OJSC Novosibirsk Refinery	RUSSIAN FEDERATION	CID000493
Gold (Au)	PAMP S.A.	SWITZERLAND	CID001352
Gold (Au)	Pease & Curren	UNITED STATES OF AMERICA	CID002872
Gold (Au)	Penglai Penggang Gold Industry Co., Ltd.	CHINA	CID001362
Gold (Au)	Planta Recuperadora de Metales SpA	CHILE	CID002919
Gold (Au)	Prioksky Plant of Non-Ferrous Metals	RUSSIAN FEDERATION	CID001386
Gold (Au)	PT Aneka Tambang (Persero) Tbk	INDONESIA	CID001397
Gold (Au)	PX Precinox S.A.	SWITZERLAND	CID001498
Gold (Au)	QG Refining, LLC	UNITED STATES OF AMERICA	CID003324
Gold (Au)	Rand Refinery (Pty) Ltd.	SOUTH AFRICA	CID001512
Gold (Au)	Refinery of Seemine Gold Co., Ltd.	CHINA	CID000522
Gold (Au)	REMONDIS PMR B.V.	NETHERLANDS	CID002582
Gold (Au)	Republic Metals Corporation	UNITED STATES OF AMERICA	CID002510
Gold (Au)	Royal Canadian Mint	CANADA	CID001534
Gold (Au)	SAAMP	FRANCE	CID002761
Gold (Au)	Sabin Metal Corp.	UNITED STATES OF AMERICA	CID001546
Gold (Au)	Safimet S.p.A	ITALY	CID002973
Gold (Au)	SAFINA A.S.	CZECHIA	CID002290
Gold (Au)	Sai Refinery	INDIA	CID002853
Gold (Au)	Samduck Precious Metals	KOREA, REPUBLIC OF	CID001555
Gold (Au)	Samwon Metals Corp.	KOREA, REPUBLIC OF	CID001562
Gold (Au)	SAXONIA Edelmetalle GmbH	GERMANY	CID002777
Gold (Au)	Schone Edelmetaal B.V.	NETHERLANDS	CID001573
Gold (Au)	SEMPSA Joyeria Plateria S.A.	SPAIN	CID001585
Gold (Au)	Shandong Humon Smelting Co., Ltd.	CHINA	CID002525
Gold (Au)	Shandong Tiancheng Biological Gold Industrial Co., Ltd.	CHINA	CID001619
Gold (Au)	Shandong Zhaojin Gold & Silver Refinery Co., Ltd.	CHINA	CID001622
Gold (Au)	Shenzhen Zhonghenglong Real Industry Co., Ltd.	CHINA	CID002527
Gold (Au)	Shirpur Gold Refinery Ltd.	INDIA	CID002588
Gold (Au)	Sichuan Tianze Precious Metals Co., Ltd.	CHINA	CID001736
Gold (Au)	Singway Technology Co., Ltd.	TAIWAN, PROVINCE OF CHINA	CID002516
Gold (Au)	So Accurate Group, Inc.	UNITED STATES OF AMERICA	CID001754
Gold (Au)	SOE Shyolkovsky Factory of Secondary Precious Metals	RUSSIAN FEDERATION	CID001756
Gold (Au)	Solar Applied Materials Technology Corp.	TAIWAN, PROVINCE OF CHINA	CID001761
Gold (Au)	Sovereign Metals	INDIA	CID003383
Gold (Au)	State Research Institute Center for Physical Sciences and Technology	LITHUANIA	CID003153
Gold (Au)	Sudan Gold Refinery	SUDAN	CID002567
Gold (Au)	Sumitomo Metal Mining Co., Ltd.	JAPAN	CID001798
Gold (Au)	SungEel HiMetal Co., Ltd.	KOREA, REPUBLIC OF	CID002918
Gold (Au)	Super Dragon Technology Co., Ltd.	TAIWAN, PROVINCE OF CHINA	CID001810
Gold (Au)	T.C.A S.p.A	ITALY	CID002580
Gold (Au)	Tanaka Kikinzoku Kogyo K.K.	JAPAN	CID001875
Gold (Au)	The Refinery of Shandong Gold Mining Co., Ltd.	CHINA	CID001916
Gold (Au)	Tokuriki Honten Co., Ltd.	JAPAN	CID001938
Gold (Au)	Tongling Nonferrous Metals Group Co., Ltd.	CHINA	CID001947
Gold (Au)	Tony Goetz NV	BELGIUM	CID002587
Gold (Au)	TOO Tau-Ken-Altyn	KAZAKHSTAN	CID002615
Gold (Au)	Torecom	KOREA, REPUBLIC OF	CID001955
Gold (Au)	Umicore Brasil Ltda.	BRAZIL	CID001977
Gold (Au)	Umicore Precious Metals Thailand	THAILAND	CID002314
Gold (Au)	Umicore S.A. Business Unit Precious Metals Refining	BELGIUM	CID001980
Gold (Au)	United Precious Metal Refining, Inc.	UNITED STATES OF AMERICA	CID001993
Gold (Au)	Universal Precious Metals Refining Zambia	ZAMBIA	CID002854
Gold (Au)	Valcambi S.A.	SWITZERLAND	CID002003

Annex I - 2020 PACCAR Supplier Smelter List

Mineral	Smelter Name	Smelter Country	Smelter ID#
Gold (Au)	Western Australian Mint (T/a The Perth Mint)	AUSTRALIA	CID002030
Gold (Au)	WIELAND Edelmetalle GmbH	GERMANY	CID002778
Gold (Au)	YAMAKIN CO., LTD.	JAPAN	CID002100
Gold (Au)	Yokohama Metal Co., Ltd.	JAPAN	CID002129
Gold (Au)	Yunnan Copper Industry Co., Ltd.	CHINA	CID000197
Gold (Au)	Zhe Jiang Guang Yuan Noble Metal Smelting Factory	CHINA	CID002205
Gold (Au)	Zhongkuang Gold Industry Co., Ltd.	CN	CID002214
Gold (Au)	Zhongyuan Gold Smelter of Zhongjin Gold Corporation	CHINA	CID002224
Gold (Au)	Zhuzhou Smelter Group Co., Ltd.	CHINA	CID002529
Tantalum (Ta)	Asaka Riken Co., Ltd.	JAPAN	CID000092
Tantalum (Ta)	Changsha South Tantalum Niobium Co., Ltd.	CHINA	CID000211
Tantalum (Ta)	CP Metals Inc.	UNITED STATES OF AMERICA	CID003402
Tantalum (Ta)	D Block Metals, LLC	UNITED STATES OF AMERICA	CID002504
Tantalum (Ta)	Duoluoshan	CHINA	CID000410
Tantalum (Ta)	E.S.R. Electronics	UNITED STATES OF AMERICA	CID002590
Tantalum (Ta)	Exotech Inc.	UNITED STATES OF AMERICA	CID000456
Tantalum (Ta)	F&X Electro-Materials Ltd.	CHINA	CID000460
Tantalum (Ta)	FIR Metals & Resource Ltd.	CHINA	CID002505
Tantalum (Ta)	Global Advanced Metals Aizu	JAPAN	CID002558
Tantalum (Ta)	Global Advanced Metals Boyertown	UNITED STATES OF AMERICA	CID002557
Tantalum (Ta)	Guangdong Rising Rare Metals-EO Materials Ltd.	CHINA	CID000291
Tantalum (Ta)	Guangdong Zhiyuan New Material Co., Ltd.	CHINA	CID000616
Tantalum (Ta)	Guizhou Zhenhua Xinyun Technology Ltd., Kaili branch	CHINA	CID002501
Tantalum (Ta)	H.C. Starck Co., Ltd.	THAILAND	CID002544
Tantalum (Ta)	H.C. Starck GmbH Laufenburg	GERMANY	CID002546
Tantalum (Ta)	H.C. Starck Group	GERMANY	CID000654
Tantalum (Ta)	H.C. Starck Hermsdorf GmbH	GERMANY	CID002547
Tantalum (Ta)	H.C. Starck Inc.	UNITED STATES OF AMERICA	CID002548
Tantalum (Ta)	H.C. Starck Ltd.	JAPAN	CID002549
Tantalum (Ta)	H.C. Starck Smelting GmbH & Co. KG	GERMANY	CID002550
Tantalum (Ta)	H.C. Starck Tantalum and Niobium GmbH	GERMANY	CID002545
Tantalum (Ta)	Hengyang King Xing Lifeng New Materials Co., Ltd.	CHINA	CID002492
Tantalum (Ta)	Hi-Temp Specialty Metals, Inc.	UNITED STATES OF AMERICA	CID000731
Tantalum (Ta)	Jiangxi Dinghai Tantalum & Niobium Co., Ltd.	CHINA	CID002512
Tantalum (Ta)	Jiangxi Tuohong New Raw Material	CHINA	CID002842
Tantalum (Ta)	Jiujiang Janny New Material Co., Ltd.	CHINA	CID003191
Tantalum (Ta)	JiuJiang JinXin Nonferrous Metals Co., Ltd.	CHINA	CID000914
Tantalum (Ta)	Jiujiang Tanbre Co., Ltd.	CHINA	CID000917
Tantalum (Ta)	Jiujiang Zhongao Tantalum & Niobium Co., Ltd.	CHINA	CID002506
Tantalum (Ta)	KEMET Blue Metals	MEXICO	CID002539
Tantalum (Ta)	KEMET Blue Powder	UNITED STATES OF AMERICA	CID002568
Tantalum (Ta)	King-Tan Tantalum Industry Ltd.	CHINA	CID000973
Tantalum (Ta)	LSM Brasil S.A.	BRAZIL	CID001076
Tantalum (Ta)	Metallurgical Products India Pvt., Ltd.	INDIA	CID001163
Tantalum (Ta)	Mineracao Taboca S.A.	BRAZIL	CID001175
Tantalum (Ta)	Mitsui Mining and Smelting Co., Ltd.	JAPAN	CID001192
Tantalum (Ta)	Ningxia Orient Tantalum Industry Co., Ltd.	CHINA	CID001277
Tantalum (Ta)	NPM Silmet AS	ESTONIA	CID001200
Tantalum (Ta)	Plansee	AUSTRIA	CID001368
Tantalum (Ta)	Plansee SE Liezen	AUSTRIA	CID002540
Tantalum (Ta)	Plansee SE Reutte	AUSTRIA	CID002556
Tantalum (Ta)	Power Resources Ltd.	NORTH MACEDONIA	CID002847
Tantalum (Ta)	QuantumClean	UNITED STATES OF AMERICA	CID001508
Tantalum (Ta)	Resind Industria e Comercio Ltda.	BRAZIL	CID002707
Tantalum (Ta)	Solikamsk Magnesium Works OAO	RUSSIAN FEDERATION	CID001769
Tantalum (Ta)	Taki Chemical Co., Ltd.	JAPAN	CID001869
Tantalum (Ta)	Telex Metals	UNITED STATES OF AMERICA	CID001891
Tantalum (Ta)	Tranzact, Inc.	UNITED STATES OF AMERICA	CID002571
Tantalum (Ta)	Ulba Metallurgical Plant JSC	KAZAKHSTAN	CID001969
Tantalum (Ta)	XinXing HaoRong Electronic Material Co., Ltd.	CHINA	CID002508
Tantalum (Ta)	Yanling Jincheng Tantalum & Niobium Co., Ltd.	CHINA	CID001522
Tantalum (Ta)	Yichun Jin Yang Rare Metal Co., Ltd.	CHINA	CID002307
Tantalum (Ta)	Zhuzhou Cemented Carbide Group Co., Ltd.	CHINA	CID002232
Tin (Sn)	Alpha	UNITED STATES OF AMERICA	CID000292
Tin (Sn)	An Thai Minerals Co., Ltd.	VIET NAM	CID002825
Tin (Sn)	An Vinh Joint Stock Mineral Processing Company	VIET NAM	CID002703
Tin (Sn)	Chenzhou Yunxiang Mining and Metallurgy Co., Ltd.	CHINA	CID000228
Tin (Sn)	Chifeng Dajingzi Tin Industry Co., Ltd.	CHINA	CID003190
Tin (Sn)	China Tin Group Co., Ltd.	CHINA	CID001070
Tin (Sn)	CNMC (Guangxi) PGMA Co., Ltd.	CHINA	CID000278
Tin (Sn)	Cooperativa Metalurgica de Rondonia Ltda.	BRAZIL	CID000295
Tin (Sn)	CRM Fundicao De Metais E Comercio De Equipamentos Eletronicos Do Brasil Ltda	BRAZIL	CID003486
Tin (Sn)	CRM Synergies	SPAIN	CID003524
Tin (Sn)	CV Ayi Jaya	INDONESIA	CID002570
Tin (Sn)	CV Dua Sekawan	INDONESIA	CID002592
Tin (Sn)	CV Gita Pesona	INDONESIA	CID000306
Tin (Sn)	CV Makmur Jaya	INDONESIA	CID000308
Tin (Sn)	CV United Smelting	INDONESIA	CID000315
Tin (Sn)	CV Venus Inti Perkasa	INDONESIA	CID002455
Tin (Sn)	Da Nang Processing Import and Export Joint Stock	VIET NAM	CID003154
Tin (Sn)	Dongguan CiEXPO Environmental Engineering Co., Ltd.	CHINA	CID003356
Tin (Sn)	Dowa	JAPAN	CID000402
Tin (Sn)	Electro-Mechanical Facility of the Cao Bang Minerals & Metallurgy Joint Stock Company	VIET NAM	CID002572
Tin (Sn)	EM Vinto	BOLIVIA (PLURINATIONAL STATE OF)	CID000438

Annex I - 2020 PACCAR Supplier Smelter List

Mineral	Smelter Name	Smelter Country	Smelter ID#
Tin (Sn)	Estanho de Rondonia S.A.	BRAZIL	CID000448
Tin (Sn)	Feinhütte Halsbrücke GmbH	GERMANY	CID000466
Tin (Sn)	Fenix Metals	POLAND	CID000468
Tin (Sn)	Gejiu City Fuxiang Industry and Trade Co., Ltd.”	CHINA	CID003410
Tin (Sn)	Gejiu Fengming Metallurgy Chemical Plant	CHINA	CID002848
Tin (Sn)	Gejiu Jinye Mineral Company	CHINA	CID002859
Tin (Sn)	Gejiu Kai Meng Industry and Trade LLC	CHINA	CID000942
Tin (Sn)	Gejiu Non-Ferrous Metal Processing Co., Ltd.	CHINA	CID000538
Tin (Sn)	Gejiu Yunxin Nonferrous Electrolysis Co., Ltd.	CHINA	CID001908
Tin (Sn)	Gejiu Zili Mining And Metallurgy Co., Ltd.	CHINA	CID000555
Tin (Sn)	Guangdong Hanhe Non-Ferrous Metal Co., Ltd.	CHINA	CID003116
Tin (Sn)	Guanyang Guida Nonferrous Metal Smelting Plant	CHINA	CID002849
Tin (Sn)	HuiChang Hill Tin Industry Co., Ltd.	CHINA	CID002844
Tin (Sn)	Huichang Jinshunda Tin Co., Ltd.	CHINA	CID000760
Tin (Sn)	Jiangxi Ketai Advanced Material Co., Ltd.	CHINA	CID000244
Tin (Sn)	Jiangxi New Nanshan Technology Ltd.	CHINA	CID001231
Tin (Sn)	Linwu Xianggui Ore Smelting Co., Ltd.	CHINA	CID001063
Tin (Sn)	Luna Smelter, Ltd.	RWANDA	CID003387
Tin (Sn)	Ma’anshan Weitai Tin Co., Ltd.	CHINA	CID003379
Tin (Sn)	Magnu’s Minerais Metais e Ligas Ltda.	BRAZIL	CID002468
Tin (Sn)	Malaysia Smelting Corporation (MSC)	MALAYSIA	CID001105
Tin (Sn)	Melt Metais e Ligas S.A.	BRAZIL	CID002500
Tin (Sn)	Metallic Resources, Inc.	UNITED STATES OF AMERICA	CID001142
Tin (Sn)	Metallo Belgium N.V.	BELGIUM	CID002773
Tin (Sn)	Metallo Spain S.L.U.	SPAIN	CID002774
Tin (Sn)	Mineracao Taboca S.A.	BRAZIL	CID001173
Tin (Sn)	Minsur	PERU	CID001182
Tin (Sn)	Mitsubishi Materials Corporation	JAPAN	CID001191
Tin (Sn)	Modeltech Sdn Bhd	MALAYSIA	CID002858
Tin (Sn)	Nghe Tinh Non-Ferrous Metals Joint Stock Company	VIET NAM	CID002573
Tin (Sn)	Novosibirsk Processing Plant Ltd.	RUSSIAN FEDERATION	CID001305
Tin (Sn)	O.M. Manufacturing (Thailand) Co., Ltd.	THAILAND	CID001314
Tin (Sn)	O.M. Manufacturing Philippines, Inc.	PHILIPPINES	CID002517
Tin (Sn)	Operaciones Metalurgicas S.A.	BOLIVIA (PLURINATIONAL STATE OF)	CID001337
Tin (Sn)	Phoenix Metal Ltd.	RWANDA	CID002507
Tin (Sn)	Pongpipat Company Limited	MYANMAR	CID003208
Tin (Sn)	Precious Minerals and Smelting Limited	INDIA	CID003409
Tin (Sn)	PT Alam Lestari Kencana	INDONESIA	CID001393
Tin (Sn)	PT Aries Kencana Sejahtera	INDONESIA	CID000309
Tin (Sn)	PT Artha Cipta Langgeng	INDONESIA	CID001399
Tin (Sn)	PT ATD Makmur Mandiri Jaya	INDONESIA	CID002503
Tin (Sn)	PT Babel Inti Perkasa	INDONESIA	CID001402
Tin (Sn)	PT Babel Surya Alam Lestari	INDONESIA	CID001406
Tin (Sn)	PT Bangka Kudai Tin	INDONESIA	CID001409
Tin (Sn)	PT Bangka Prima Tin	INDONESIA	CID002776
Tin (Sn)	PT Bangka Serumpun	INDONESIA	CID003205
Tin (Sn)	PT Bangka Timah Utama Sejahtera	INDONESIA	CID001416
Tin (Sn)	PT Bangka Tin Industry	INDONESIA	CID001419
Tin (Sn)	PT Belitung Industri Sejahtera	INDONESIA	CID001421
Tin (Sn)	PT BilliTin Makmur Lestari	INDONESIA	CID001424
Tin (Sn)	PT Bukit Timah	INDONESIA	CID001428
Tin (Sn)	PT Cipta Persada Mulia	INDONESIA	CID002696
Tin (Sn)	PT DS Jaya Abadi	INDONESIA	CID001434
Tin (Sn)	PT Fang Di MulTindo	INDONESIA	CID001442
Tin (Sn)	PT HP Metals Indonesia	INDONESIA	CID001445
Tin (Sn)	PT Inti Stania Prima	INDONESIA	CID002530
Tin (Sn)	PT Justindo	INDONESIA	CID000307
Tin (Sn)	PT Karimun Mining	INDONESIA	CID001448
Tin (Sn)	PT Kijang Jaya Mandiri	INDONESIA	CID002829
Tin (Sn)	PT Koba Tin	INDONESIA	CID001449
Tin (Sn)	PT Lautan Harmonis Sejahtera	INDONESIA	CID002870
Tin (Sn)	PT Masbro Alam Stania	INDONESIA	CID003380
Tin (Sn)	PT Menara Cipta Mulia	INDONESIA	CID002835
Tin (Sn)	PT Mitra Stania Prima	INDONESIA	CID001453
Tin (Sn)	PT Mitra Sukses Globalindo	INDONESIA	CID003449
Tin (Sn)	PT O.M. Indonesia	INDONESIA	CID002757
Tin (Sn)	PT Panca Mega Persada	INDONESIA	CID001457
Tin (Sn)	PT Premium Tin Indonesia	INDONESIA	CID000313
Tin (Sn)	PT Prima Timah Utama	INDONESIA	CID001458
Tin (Sn)	PT Rajawali Rimba Perkasa	INDONESIA	CID003381
Tin (Sn)	PT Rajehan Ariq	INDONESIA	CID002593
Tin (Sn)	PT Refined Bangka Tin	INDONESIA	CID001460
Tin (Sn)	PT Sariwiguna Binasentosa	INDONESIA	CID001463
Tin (Sn)	PT Seirama Tin Investment	INDONESIA	CID001466
Tin (Sn)	PT Singkep Times Utama	INDONESIA	CID002476
Tin (Sn)	PT Stanindo Inti Perkasa	INDONESIA	CID001468
Tin (Sn)	PT Sukses Inti Makmur	INDONESIA	CID002816
Tin (Sn)	PT Sumber Jaya Indah	INDONESIA	CID001471
Tin (Sn)	PT Timah Nusantara	INDONESIA	CID001486
Tin (Sn)	PT Timah Tbk Kundur	INDONESIA	CID001477
Tin (Sn)	PT Timah Tbk Mentok	INDONESIA	CID001482
Tin (Sn)	PT Tinindo Inter Nusa	INDONESIA	CID001490
Tin (Sn)	PT Tirus Putra Mandiri	INDONESIA	CID002478
Tin (Sn)	PT Tommy Utama	INDONESIA	CID001493

Annex I - 2020 PACCAR Supplier Smelter List

Mineral	Smelter Name	Smelter Country	Smelter ID#
Tin (Sn)	PT Wahana Perkit Jaya	INDONESIA	CID002479
Tin (Sn)	PT Yinchendo Mining Industry	INDONESIA	CID001494
Tin (Sn)	PT.HANJAYA PERKASA METALS	INDONESIA	CID002287
Tin (Sn)	Resind Industria e Comercio Ltda.	BRAZIL	CID002706
Tin (Sn)	Rui Da Hung	TAIWAN, PROVINCE OF CHINA	CID001539
Tin (Sn)	Soft Metais Ltda.	BRAZIL	CID001758
Tin (Sn)	Super Ligas	BRAZIL	CID002756
Tin (Sn)	Thai Nguyen Mining and Metallurgy Co., Ltd.	VIET NAM	CID002834
Tin (Sn)	Thaisarco	THAILAND	CID001898
Tin (Sn)	Tin Technology & Refining	UNITED STATES OF AMERICA	CID003325
Tin (Sn)	Tuyen Quang Non-Ferrous Metals Joint Stock Company	VIET NAM	CID002574
Tin (Sn)	VQB Mineral and Trading Group JSC	VIET NAM	CID002015
Tin (Sn)	White Solder Metalurgia e Mineracao Ltda.	BRAZIL	CID002036
Tin (Sn)	Yunnan Chengfeng Non-ferrous Metals Co., Ltd.	CHINA	CID002158
Tin (Sn)	Yunnan Tin Company Limited	CHINA	CID002180
Tin (Sn)	Yunnan Yunfan Non-ferrous Metals Co., Ltd.	CHINA	CID003397
Tungsten (W)	A.L.M.T. Corp.	JAPAN	CID000004
Tungsten (W)	ACL Metais Eireli	BRAZIL	CID002833
Tungsten (W)	Albasteel Industria e Comercio de Ligas Para Fundicao Ltd.	BRAZIL	CID003427
Tungsten (W)	Artek LLC	RUSSIAN FEDERATION	CID003553
Tungsten (W)	Asia Tungsten Products Vietnam Ltd.	VIET NAM	CID002502
Tungsten (W)	Chenzhou Diamond Tungsten Products Co., Ltd.	CHINA	CID002513
Tungsten (W)	China Molybdenum Co., Ltd.	CHINA	CID002641
Tungsten (W)	Chongyi Zhangyuan Tungsten Co., Ltd.	CHINA	CID000258
Tungsten (W)	CNMC (Guangxi) PGMA Co., Ltd.	CHINA	CID000281
Tungsten (W)	CP Metals Inc.	UNITED STATES OF AMERICA	CID003448
Tungsten (W)	Cronimet Brasil Ltda	BRAZIL	CID003468
Tungsten (W)	Dayu Jincheng Tungsten Industry Co., Ltd.	CHINA	CID002518
Tungsten (W)	Dayu Weiliang Tungsten Co., Ltd.	CHINA	CID000345
Tungsten (W)	Fujian Ganmin RareMetal Co., Ltd.	CHINA	CID003401
Tungsten (W)	Fujian Jinxin Tungsten Co., Ltd.	CHINA	CID000499
Tungsten (W)	Ganxian Shirui New Material Co., Ltd.	CHINA	CID002531
Tungsten (W)	Ganzhou Haichuang Tungsten Co., Ltd.	CHINA	CID002645
Tungsten (W)	Ganzhou Huaxing Tungsten Products Co., Ltd.	CHINA	CID000875
Tungsten (W)	Ganzhou Jiangwu Ferrotungsten Co., Ltd.	CHINA	CID002315
Tungsten (W)	Ganzhou Non-ferrous Metals Smelting Co., Ltd.	CHINA	CID000868
Tungsten (W)	Ganzhou Seadragon W & Mo Co., Ltd.	CHINA	CID002494
Tungsten (W)	Ganzhou Yatai Tungsten Co., Ltd.	CHINA	CID002536
Tungsten (W)	GEM Co., Ltd.	CHINA	CID003417
Tungsten (W)	Global Tungsten & Powders Corp.	UNITED STATES OF AMERICA	CID000568
Tungsten (W)	Guangdong Xianglu Tungsten Co., Ltd.	CHINA	CID000218
Tungsten (W)	H.C. Starck Smelting GmbH & Co. KG	GERMANY	CID002542
Tungsten (W)	H.C. Starck Tungsten GmbH	GERMANY	CID002541
Tungsten (W)	HC Starck GmbH	GERMANY	CID000683
Tungsten (W)	Hunan Chenzhou Mining Co., Ltd.	CHINA	CID000766
Tungsten (W)	Hunan Chuangda Vanadium Tungsten Co., Ltd. Wuji	CHINA	CID002579
Tungsten (W)	Hunan Chuangda Vanadium Tungsten Co., Ltd. Yanglin	CHINA	CID002578
Tungsten (W)	Hunan Chunchang Nonferrous Metals Co., Ltd.	CHINA	CID000769
Tungsten (W)	Hunan Litian Tungsten Industry Co., Ltd.	CHINA	CID003182
Tungsten (W)	Hydrometallurg, JSC	RUSSIAN FEDERATION	CID002649
Tungsten (W)	Japan New Metals Co., Ltd.	JAPAN	CID000825
Tungsten (W)	Jiangwu H.C. Starck Tungsten Products Co., Ltd.	CHINA	CID002551
Tungsten (W)	Jiangxi Gan Bei Tungsten Co., Ltd.	CHINA	CID002321
Tungsten (W)	Jiangxi Minmetals Gao’an Non-ferrous Metals Co., Ltd.	CHINA	CID002313
Tungsten (W)	Jiangxi Richsea New Materials Co., Ltd.	CHINA	CID002493
Tungsten (W)	Jiangxi Tonggu Non-ferrous Metallurgical & Chemical Co., Ltd.	CHINA	CID002318
Tungsten (W)	Jiangxi Xianglu Tungsten Co., Ltd.	CHINA	CID002647
Tungsten (W)	Jiangxi Xinsheng Tungsten Industry Co., Ltd.	CHINA	CID002317
Tungsten (W)	Jiangxi Xiushui Xianggan Nonferrous Metals Co., Ltd.	CHINA	CID002535
Tungsten (W)	Jiangxi Yaosheng Tungsten Co., Ltd.	CHINA	CID002316
Tungsten (W)	JSC “Kirovgrad Hard Alloys Plant”	RUSSIAN FEDERATION	CID003408
Tungsten (W)	Kennametal Fallon	UNITED STATES OF AMERICA	CID000966
Tungsten (W)	Kennametal Huntsville	UNITED STATES OF AMERICA	CID000105
Tungsten (W)	KGETS CO., LTD.	KOREA, REPUBLIC OF	CID003388
Tungsten (W)	Lianyou Metals Co., Ltd.	TAIWAN, PROVINCE OF CHINA	CID003407
Tungsten (W)	Malipo Haiyu Tungsten Co., Ltd.	CHINA	CID002319
Tungsten (W)	Masan Tungsten Chemical LLC (MTC)	VIET NAM	CID002543
Tungsten (W)	Moliren Ltd.	RUSSIAN FEDERATION	CID002845
Tungsten (W)	Niagara Refining LLC	UNITED STATES OF AMERICA	CID002589
Tungsten (W)	Nippon Tungsten Co., Ltd	JAPAN	CID001292
Tungsten (W)	NPP Tyazhmetprom LLC	RUSSIAN FEDERATION	CID003416
Tungsten (W)	Philippine Chuangxin Industrial Co., Inc.	PHILIPPINES	CID002827
Tungsten (W)	Pobedit, JSC	RUSSIAN FEDERATION	CID002532
Tungsten (W)	South-East Nonferrous Metal Company Limited of Hengyang City	CHINA	CID002815
Tungsten (W)	Tejing (Vietnam) Tungsten Co., Ltd.	VIET NAM	CID001889
Tungsten (W)	Unecha Refractory metals plant	RUSSIAN FEDERATION	CID002724
Tungsten (W)	Vietnam Youngsun Tungsten Industry Co., Ltd.	VIET NAM	CID002011
Tungsten (W)	Wolfram Bergbau und Hutten AG	AUSTRIA	CID002044
Tungsten (W)	Woltech Korea Co., Ltd.	KOREA, REPUBLIC OF	CID002843
Tungsten (W)	Xiamen Tungsten (H.C.) Co., Ltd.	CHINA	CID002320
Tungsten (W)	Xiamen Tungsten Co., Ltd.	CHINA	CID002082
Tungsten (W)	Xinfeng Huarui Tungsten & Molybdenum New Material Co., Ltd.	CHINA	CID002830
Tungsten (W)	Xinhai Rendan Shaoguan Tungsten Co., Ltd.	CHINA	CID002095
Tungsten (W)	Zhuzhou Cemented Carbide Group Co Ltd	CHINA	CID002236